                                                                EXHIBIT 99(b)(3)

October 13,1997                                              Highly confidential
J.P. Morgan Securities Inc.

================================================================================

Rexel S.A.


Rexel, Inc. - Perspectives on Valuation


JPMorgan

This presentation was prepared exclusively for the benefit and internal use of Rexel S.A., in order to indicate, on a preliminary basis, the feasibility of a possible transaction or transactions with Rexel, Inc. and does not carry any right of publication or disclosure to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon public information and management projections that reflect prevailing conditions and our views as of this date, all of which are accordingly subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or otherwise furnished to J.P. Morgan. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of either Rexel S.A., or Rexel, Inc. ("Rexel").

AGENDA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 .  Valuation summary
--------------------------------------------------------------------------------

 .  Valuation of Rexel
   -  Discounted cash flow analysis
   -  Comparable trading analysis
   -  Comparable transaction analysis

 .  Stock price performance of Rexel

 .  Review of selected minority transactions



JP Morgan

VALUATION SUMMARY
--------------------------------------------------------------------------------

$ MILLIONS                                                                     MULTIPLES OF LTM, 1997E, 1998F
                                                                               ------------------------------
                                IMPLIED EQUITY
VALUATION METHOD                VALUE PER SHARE(1)   FIRM VALUE(2)(3)   REVENUES    EBITDA        EBIT       NET INCOME
--------------------------------------------------------------------------------------------------------------------------
Discounted cash flow
  Management case                $21.70-$27.85          $590-$755      0.5x  0.6x  8.5x  11.2x  9.7x  12.8x   18.3x  24.1x
                                                                       0.4   0.6   7.6   10.0   8.8   11.6    17.3   22.7
                                                                       0.4   0.5   5.9    7.8   6.8    8.9    12.9   16.9

  Revised management case        $20.20-$24.70          $550-$670      0.4   0.5   8.0    9.4   9.1   10.7    17.0   20.1
                                                                       0.4   0.5   7.1    8.3   8.2    9.2    16.0   18.9
                                                                       0.4   0.4   6.0    7.0   6.8    8.0    12.3   14.6

  Upside case                    $19.40-$23.90          $530-$650      0.4   0.5   7.7    9.4   8.7   10.7    16.3   20.1
                                                                       0.4   0.5   6.8    8.4   7.9    9.7    15.4   19.0
                                                                       0.4   0.4   5.9    7.2   6.7    8.2    12.2   15.0

  Base case                      $18.10-$22.00          $495-$600      0.4   0.5   7.2    8.7   8.2    9.9    15.2   18.6
                                                                       0.4   0.4   6.4    7.7   7.4    9.0    14.4   17.5
                                                                       0.3   0.4   6.0    7.2   6.9    8.4    12.7   15.4

Comparable company               $19.80-$25.80          $540-$700      0.4   0.6   7.8   10.1   8.9   11.6    16.7   21.7
                                                                       0.4   0.5   6.9    9.0   8.1   10.5    15.7   20.5
                                                                       0.4   0.5   6.0    7.7   6.8    8.8    12.4   16.2

Comparable transactions          $17.60-$23.20          $480-$630      0.4   0.5   6.9    9.1   7.9   10.4    14.8   19.5
                                                                       0.4   0.5   6.2    8.1   7.2    9.4    13.9   18.4
                                                                       0.3   0.4   5.3    7.0   6.1    8.0    11.0   14.5
                              --------------------------------------------------------------------------------------------
Stand-alone value range          $18.90-$23.70          $515-$645      0.4   0.5   7.5    9.3   8.5   10.6    15.9   20.0
Pre-announcement price           $18.88-$18.88                         0.4   0.5   6.6    8.3   7.7    9.6    15.0   18.8
Prem/(disc) to pre-
  announcement price               0.1%  25.6%                         0.3   0.4   5.7    7.1   6.5    8.1    11.8   14.9
Prem/(disc) to 1 week pre-
  announcement                      6.1%  33.1%

----------------------------------------------------------------     -----------------------------------------------------
FIRM VALUE ADJUSTMENTS(1), (2), (3)                                   REXEL FINANCIALS - UPSIDE CASE (4)
                                                                                 REVENUES    EBITDA    EBIT    NET INCOME
                                                                                ------------------------------------------
(-) Debt               $67.2     (+) Option proceeds        $5.5     LTM         $1,269.6     $69.1    $60.6     $31.7
                                                                     1997E        1,368.4      77.8     66.9      33.6
(+) Cash                22.1     (+) Sale of utility(2)     27.7     1998F        1,463.8      90.5     79.2      42.5
----------------------------------------------------------------     -----------------------------------------------------

1 Shares outstanding are based on common shares outstanding of 26.03 million and 0.65 million options with a weighted average exercise price of $8.56 per option
2 Firm values are adjusted to reflect the sale of the Utility division for $30.0 million, with a $24.8 million tax basis and an effective tax rate of 35.0%, resulting in after-tax cash proceeds of $27.7 million, a per share impact of $1.04
3 Does not include potential continuing liabilities associated with the sale of Apparel or potential environmental liabilities
4 Implied multiples for the Upside case, comparable company, comparable transactions, and the stand-alone value range above are based on Upside case financials

IMPLIED PREMIA AND MULTIPLES AT VARIOUS PRICES
--------------------------------------------------------------------------------

$ MILLIONS




--------------------------------------------------------------------------------------------------------------
Share price                                  $18.88       $19.50  $20.00 $20.50 $21.00  $21.50 $22.00  $22.50
--------------------------------------------------------------------------------------------------------------
IMPLIED PREMIA TO PRE-ANNOUNCEMENT PRICE
--------------------------------------------------------------------------------------------------------------
Premium to:
Previous days close ($18.88)                   0.0%         3.3%    6.0%   8.6%  11.3%   13.9%  16.6%   19.2%
1 week prior($17.81)                           6.0%         9.5%   12.3%  15.1%  17.9%   20.7%  23.5%   26.3%
30 day average ($17 87)                        5.6%         9.1%   11.9%  14.7%  17.5%   20.3%  23.1%   25.9%
60 day average ($17.98)                        5 0%         8.4%   11.2%  14.0%  16.8%   19.5%  22.3%   25.1%
90 day average ($17.93)                        5.3%         8.7%   11.5%  14.3%  17.1%   19.9%  22.7%   25.5%
1 year average ($16.62)                       13.6%        17.3%   20.3%  23.3%  26.3%   29.4%  32.4%   35.4%
--------------------------------------------------------------------------------------------------------------
IMPLIED FIRM VALUE                            $543.1       $559.8  $573.1 $586.5 $599.8  $613.2 $626.5  $639.8
--------------------------------------------------------------------------------------------------------------

                                  Rexel
IMPLIED MULTIPLES                 ($MM)(1)
EBITDA
  - LTM                           $69.1        7.9          8.1     8.3    8.5    8.7     8.9    9.1     9.3
  - 1997E                          77.8        7.0          7.2     7.4    7.5    7.7     7.9    8.1     8.2
  - 1998F                          90.5        6.0          6.2     6.3    6.5    6.6     6.8    6.9     7.1
 EBIT
  - LTM                            60.6        9.0          9.2     9.5    9.7    9.9    10.1   10.3    10.6
  - 1997E                          66.9        8.1          8.4     8.6    8.8    9.0     9.2    9.4     9.6
  - 1998F                          79.2        6.9          7.1     7.2    7.4    7.6     7.7    7.9     8.1

NET INCOME
  - LTM                            31.7       15.9         16.4    16.8   17.3   17.7    18.1   18.5    18.9
  - 1997E                          33.6       15.0         15.5    15.9   16.3   16.7    17.1   17.5    17.9
  - 1998F                          42.5       11.8         12.2    12.6   12.9   13.2    13.5   13.8    14.1

            (1)  Rexel financials are based on the Upside case
JP Morgan    Note:  Shares outstanding are based on common shares outstanding of
                    26.03 million and 0.65 million options with an weighted average exercise price of $8.56 per option
                    Assumes net debt of $39.5 miliion adjusted for option proceeds of $5.5 million
                    Equity value based multiples do not include an adjustment for the sale of the Utility division

AGENDA

 .  Valuation summary
--------------------------------------------------------------------------------
 .  Valuation of Rexel
   -  Discounted cash flow analysis
   -  Comparable trading analysis
   -  Comparable transaction analysis
--------------------------------------------------------------------------------
 .  Stock price performance of Rexel

 .  Review of selected minority transactions



JPMorgan

DISCOUNTED CASH FLOW ANALYSIS:  ASSUMPTIONS
--------------------------------------------------------------------------------

                                         MANAGEMENT CASE   REVISED MANAGEMENT CASE  UPSIDE CASE   BASE CASE
                                         -----------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Revenues
  5-year CAGR                                  12.8%                6.8%               6.3%          6.3%
  7-year CAGR                                   9.8%                5.7%               5.3%          5.3%
Operating margins
  5-year average                                5.3%                5.3%               5.2%          4.9%
  7-year average                                5.4%                5.3%               5.2%          4.9%
----------------------------------------------------------------------------------------------------------
Capex as % revenues (7-year average)(1)         0.5%                0.6%               0.6%          0.6%
Depreciation as % revenues (7-year average)     0.5%                0.6%               0.6%          0.6%
NWI as % revenues (7-year average)             10.6%                9.3%               9.4%          9.4%

Effective tax rate
        1997-2003 average                      41.5%               42.0%              42.0%         42.0%
Terminal value EBITDA exit multiple        6.0x-8.0x           6.0x-8.0x          6.0x-8.0x     6.0x-8.0x
Implied terminal value growth rate         1.2%-4.4%           1.4%-4.6%          2.4%-3.6%     1.6%-4.7%
WACC                                      9.5%-10.5%          9.5%-10.5%         9.5%-10.5%    9.5%-10.5%

Pending acquisitions(2)
  -  Equity purchase price                    $70.3               $70.3              $70.3         $70.3
  -  Sales contribution                       232.0               232.0              232.0         232.0

----------------------------------------------------------------------------------------------------------
Other acquisitions(3)
  -  Equity purchase price                   $174.0              Excluded           Excluded      Excluded
  -  Sales contribution                       597.0
----------------------------------------------------------------------------------------------------------

                (1)  Capex as % revenues does not include acquisition capex
                (2)  Cumulative equity purchase price and first full year sales contribution of Chemco, Taylor, Pacific and Southland
                     acquisitions
JPMorgan        (3)  Other acquisitions occur in 1998-2000, cumulative equity purchase price and first full year sales contribution;
                     these acquisitions have been excluded in the revised management case, the upside case and the base case

DISCOUNTED CASH FLOW ANALYSIS: IMPLIED MULTIPLES
--------------------------------------------------------------------------------

                                                Revised
                         Management case   management case      Upside case       Base case
                         ------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Firm value               $590.0 -  755.0    $550.0 - $670.0   $530.0 - $650.0   $495.0  - $600.0
Equity value              578.2 -  743.2     538.2 -  658.2    518.2 -  638.2    483.2  -  588.2
Equity value per share   $21.70 - $27.85    $20.20 - $24.70   $19.40 - $23.90    $18.10 - $22.00
-------------------------------------------------------------------------------------------------

REVENUES
 - LTM                     0.5x - 0.6x        0.4x - 0.5x       0.4x - 0.5x        0.4x - 0.5x
 - 1997E                   0.4  - 0.6         0.4  - 0.5        0.4  - 0.5         0.4  - 0.4
 - 1998F                   0.4  - 0.5         0.4  - 0.4        0.4  - 0.4         0.3  - 0.4

EBITDA
 - LTM                     8.5  - 11.2        8.0  - 9.4        7.7  - 9.4         7.2  - 8.7
 - 1997E                   7.6  - 10.0        7.1  - 8.3        6.8  - 8.4         6.4  - 7.7
 - 1998F                   5.9  - 7.8         6.0  - 7.0        5.9  - 7.2         6.0  - 7.2

-------------------------------------------------------------------------------------------------
EBIT
 - LTM                     9.7  - 12.8         9.1 - 10.7       8.7  - 10.7        8.2  - 9.9
 - 1997E                   8.8  - 11.6         8.2 - 9.7        7.9  - 9.7         7.4  - 9.0
 - 1998F                   6.8  - 8.9          6.8 - 8.0        6.7  - 8.2         6.9  - 8.4
-------------------------------------------------------------------------------------------------

Net income
 - LTM                    18.3  -  24.1       17.0 - 20.1      16.3  - 20.1       15.2  - 18.6
 _ 1997E                  17.3  -  22.7       16.0 - 18.9      15.4  - 19.0       14.4  - 17.5
 - 1998F                  12.9  -  16.9       12.3 - 14.6      12.2  - 15.0       12.7  - 15.4


         Note: The above valuation assumes net debt of $39.5 million (includes option proceeds of $5.5 million) and shares outstanding,
JPMorgan       including options of 26.68 million
               Equity values Incorporate the sale of the Utility division, an impact of $1.04 per share, based on after-tax cash proceeds of $27.7 million

       Discounted cash flow: implications
       ======================================================================

    Management case

    Terminal value as a % of firm value
    ------------------------------------
    EBITDA    6.00x      7.00x     8.00x
    ------------------------------------
    WACC
    9.50%     80.1%      82.5%     84.3%
    9.75%     80.1%      82.5%     84.3%
    10.00%    80.1%      82.4%     84.3%
    10.25%    80.1%      82.4%     84.3%
    10.50%    80.1%      82.4%     84.3%


    Implied terminal value growth rate
    ------------------------------------
    EBITDA    6.00x      7.00x     8.00x
    ------------------------------------
    WACC
    9.50%      1.2%       2.5%      3.4%
    9.75%      1.4%       2.7%      3.7%
    10.00%     1.7%       3.0%      3.9%
    10.25%     1.9%       3.2%      4.2%
    10.50%     2.2%       3.5%      4.4%

    Implied ROI
    ------------------------------------
    EBITDA    6.00x      7.00x     8.00x
    ------------------------------------
    WACC
    9.50%     14.9%      29.1%     39.1%
    9.75%     18.1%      31.3%     42.5%
    10.00%    20.3%      34.6%     44.8%
    10.25%    23.6%      36.9%     48.2%
    10.50%    25.8%      40.2%     50.5%


    Revised management case

    Terminal value as a % of firm value
    ------------------------------------
    EBITDA    6.00x      7.00x     8.00x
    ------------------------------------
    WACC
    9.50%     65.2%      68.6%     71.4%
    9.75%     65.1%      68 5%     71.3%
    10.00%    64.9%      68.4%     71.2%
    10.25%    64.8%      68.2%     71.1%
    10.50%    64.7%      68.1%     71.0%

    Implied terminal value growth rate
    ------------------------------------
    EBITDA    6.00x      7.00x     8.00x
    ------------------------------------
    WACC
    9.50%      1.4%       2.6%      3.6%
    9.75%      1.6%       2.9%      3.8%
    10.00%     1.9%       3.1%      4.1%
    10.25%     2.1%       3.4%      4.3%
    10.50%     2.4%       3.6%      4.6%

    Implied ROI
    ------------------------------------
    EBITDA    6.00x      7.00x     8.00x
    ------------------------------------
    WACC
    9.50%     15.7%      27.7%     37.0%
    9.75%     17.7%      29.8%     40.1%
    10.00%    20.7%      32.8%     42.2%
    10.25%    22.7%      34.9%     45.3%
    10.50%    25.7%      38.0%     47.4%

================================================================================

Upside case

Terminal value as a % of firm value
-----------------------------------
EBITDA   6.00x    7.00x      8.00x
-----------------------------------
WACC
9.50%    65.0%    68.4%      71.3%
9.75%    64.9%    68.3%      71.1%
10.00%   64.8%    68.2%      71.0%
10.25%   64.6%    68.1%      70.9%
10.50%   64.5%    68.0%      70.8%


Implied terminal value growth rate
-----------------------------------
 EBITDA   6.00x    7.00x      8.00x
-----------------------------------
 WACC
 9.50%    1.4%      2.7%       3.6%
 9.75%    1.7%      2.9%       3.9%
 10.00%   1.9%      3.2%       4.1%
 10.25%   2.2%      3.4%       4.4%
 10.50%   2.4%      3.7%       4.6%


Implied ROI
------------------------------------
EBITDA    6.00x   7.00x        8.00x
------------------------------------
WACC
9.50%     12.1%   25.5%        35.0%
9.75%     14.1%   27.6%        38.2%
10.00%    17.2%   30.7%        40.3%
10.25%    19.3%   32.9%        43.6%
10.50%    22.4%   36.0%        45.7%

Base case

Terminal value as a % of firm value
------------------------------------
EBITDA      6.00x    7.00x     8.00x
------------------------------------
WACC
9.50%       64.7%    68.1%     71.0%
9.75%       64.6%    68.0%     70.9%
10.00%      64.5%    67.9%     70.7%
10.25%      64.3%    67.8%     70.6%
10.50%      64.2%    67.7%     70.5%


Implied terminal value growth rate
-----------------------------------
EBITDA    6.00x    7.00x      8.00x
-----------------------------------
WACC      WACC
9.50%     1.6%      2.8%       3.7%
9.75%     1.8%      3.0%       4.0%
10.00%    2.1%      3.3%       4.2%
10.25%    2.3%      3.5%       4.5%
10.50%    2.6%      3.8%       4.7%

Implied ROI
---------------------------------
EBITDA    6.00x  7.00x      8.00x
---------------------------------
WACC
9.50%     15.4%  28.9%      40.4%
9.75%     17.6%  32.4%      42.8%
10.00%    21.0%  34.7%      46.3%
10.25%    23.3%  38.1%      48.6%
10.50%    26.7%  40.4%      52.2%

JP Morgan

Valuation analysis:  Comparable company analysis
--------------------------------------------------------------------------------


 . Issues with respect to comparability exist. There are no "pure" plays for comparison to Rexel; however, there are several parameters of comparability

   - Customer base
   - Margins
   - Revenue base
   - Growth prospects
   - Market capitalization
   - Capital structure

 .  Selected companies include:

   - Anixter International
   - Hughes Supply
   - W.W. Grainger
   - Applied Industrial

Noland Co., Waxman Industries and Anicom were not included in the analysis because Waxman and Noland have market capitalizations below $100 million and Anicom distributes higher technology multimedia wiring and technology products

JPMorgan

              SELECTED COMPARABLE TRADING COMPANIES
              ------------------------------------------------------------------

              Rexel(1)               Anixter                    Hughes Supply              W.W. Grainger         Applied Industrial
              ----------------------------------------------------------------------------------------------------------------------

DESCRIPTION:  5th largest U.S.       Wholesale distributor of   Wholesale distributor of  Wholesale distributor  Wholesale distri-
              wholesale distributor  wiring and networking      electrical, plumbing and  of equipment,          butor of bearings,
              of electrical parts &  products for voice data,   other equipment to the    components and         mechanical and
              supplies               video & electrical apps.   construction industry     supplies               electrical drive
                                                                                                                 systems, indus-
                                                                                                                 trial products,
                                                                                                                 and fluid and
                                                                                                                 specialty repair
                                                                                                                 products

BUSINESS      51% of sales to        Sales to network           Sales to contractors,     Sales to commercial,   Sales by segment;
SEGMENTS:     construction market,   computer users, and        utilities, municipalities industrial, contractor bearings, 43%;
              remainder in indus-    electrical wiring systems  and manufacturers         and institutional      drive systems,
              trial, government,     for industrial processes                             markets                30%; specialty/
              municipal and          (44% non-NA locations)                                                      other, 27%
              utility markets

  MARKET CAP:      $497.1                   $880.3                     $471.2                    $4,488.6              $732.0
  NET DEBT:        $50.7                    $456.2                     $256.8                    $207.4                $40.5
  FIRM VALUE:      $547.8                   $1,336.5                   $728.0                    $4,695.9              $772.4
  PUBLIC FLOAT(2)  47.6%                    75.1%                      89.3%                     79.6%                 83.7%
  EMPLOYEES:       3,100                    5,100                      4,400                     14,600                4,100
  LOCATIONS:       161                      188                        292                       527                   330


FINANCIAL SUMMARY:      LTM    1997E       LTM     1997E            LTM     1997E              LTM      1997E        LTM    1997E
- Revenues(3)         $1,270  $1,368      $2,637  $2,950          $1,588    $1,750           $3,843    $4,100       $1,150  $1,160
- 5 year CAGR(4)              14.1%               7.9%                      25.8%                      11.2%                7.0%
- EBITDA margin       5.4%    5.7%        4.1%    4.5%            5.2%       5.0%            11.6%     13.9%        5.7%    6.3%
- EBIT margin         4.8%     4.9%       3.9%    3.5%            4.1%       4.1%             9.6%      9.3%        4.3%    5.0%
- Net margin          2.5%     2.6%       1.5%    1.5%            2.2%       2.3%             5.8%      5.6%        2.2%    2.6%
- EPS LTG estimate            16.0%              21.3%                      12.5%                      12.0%               20.0%

            (1) Market data based on pre-announcement closing price of $18.88 on
                8/28/97
JPMorgan    (2) Includes all shares not held by management or affiliates
            (3) Comparable statistics margins are based on Valueline sales for
                1997
            (4) 5-year historical compound annual growth rate


            COMPARABLE TRADING MULTIPLES ANALYSIS
            ------------------------------------------------------------------------------------------------------------------
            $ millions
                                                          FIRM VALUE                                           PRICE
                         ------------------------------------------------------------------------  -------------------------
                           LTM       1997     1998    LTM       97     98      LTM     97     98     LTM       97       98
CLOSE GROUP COMPARABLES    REV.      REV.      REV.   EBITDA  EBITDA  EBITDA   EBIT   EBIT   EBIT   EARNINGS EARNINGS EARINGS   LTG

------------------------------------------------------------------------------------------------------------------------------------

REXEL(1)                    0.4X      0.4X      0.4X    7.9X    7.4X    6.6X    9.OX    8.4X    7.4X   15.7X   14.4X   12.5X   16.0%

Anixter International       0.5       0.5       0.4    10.0     9.9     8.3    12.9    12.7    10.7    22.5    20.2    16.0    21.3
Hughes Supply               0.4       0.4       0.4     8.1     7.9     7.4    10.1     9.5     8.8    12.4    11.4    10.3    12.5
W.W. Grainger               1.2       1.2       1.1    10.5    10.0     8.9    12.7    12.3    10.8    20.3    19.7    17.3    12.0
Applied Industrial          0.7       0.7       0.6    11.9     7.9     6.8    15.3     9.4     7.9    27.0    16.3    13.7    18.3
 Technologies
Median                      0.6       0.6       0.5    10.3     8.9     7.9    12.8    10.9     9.7    21.4    18.0    14.8    15.4

MULTIPLE RANGE
  Low                       0.4       0.4       0.4     8.1     7.9     7.0    10.0     9.5     8.0    20.0    16.0    13.5
  High                      0.5       0.5       0.5    10.5    10.0     8.5    13.0    12.0    10.5    22.5    20.0    16.0

REXEL UPSIDE CASE      $1,196.8  $1,295.6  $1,436.8  $ 67.0  $ 75.7  $ 90.5  $ 58.5  $ 64.8  $ 79.2  $ 30.4  $ 32.3  $ 42.5
 FINANCIALS(2)

 FIRM VALUE
  Low                     478.7     518.2     585.5   542.7   598.0   633.5   585.0   615.6   633.6   649.4   558.2   615.2
  High                    598.4     647.8     731.9   703.5   757.0   769.3   759.2   777.6   831.6   725.4   687.4   721.4

IMPLIED EQUITY
 VALUE PER SHARE:(2)
  Low                  $  17.50  $  19.98  $  21.50  $19.90  $21.97  $23.30  $21.48  $22.63  $23.30  $23.90  $20.48  $22.61
  High                 $  21.99  $  23.83  $  26.99  $25.92  $27.93  $28.39  $28.01  $28.70  $30.73  $26.74  $25.32  $26.59

 Firm value range                                                                                             $540.0-$700.0
 Implied equity value per share                                                                               $19.80-$25.80

JP Morgan  (1) Based on I/B/E/S and publicly available information as of October
               9,1997
           (2) Excludes Utility division for LTM and 1997 to calculate firm value. A reduction of $72.8 in revenues, $2.1 in EBIT and EBITDA, and $1.3 million in earnings. However, equity value per share is adjusted to reflect the sale of the Utility division, an impact of $1.04 per share
            Note:  (i) Assumes net debt of $39.5MM (includes option proceeds of
                       $5.5 million) as of August 31, 1997
                  (ii) Valuation is based on shares outstanding of 26.68
                       million, common shares outstanding of 26.03 million and
                       0.65 million options outstanding with an estimated average exercise price of $8.56 per option

                SELECTED COMPARABLE TRANSACTION ANALYSIS
                ----------------------------------------------------------------

                COMPARABLE TRANSACTION ANALYSIS

                                                                                                           FIRM VALUE(1)
                                                                                       --------------------------------------------
DATE ANNOUNCED  ACQUIROR                        TARGET                DESCRIPTION             $ MILLIONS   REVENUE   EBITDA   EBIT
-----------------------------------------------------------------------------------------------------------------------------------
3/97            Applied Industrial Technologies  Invetech Company      Industrial distributor     $83.0        0.3     N/A    N/A
                                                                      of ball bearings and
                                                                      other products
7/3/97          Raab Karcher AG (Veba AG)        Wyle Electronics     Wholesales high-tech        751.3        0.6     9.6    11.0
                                                                      electronic products,
                                                                      provides engineering
                                                                      services
12/20/96        Arrow Electronics, Inc.          Farnell Electronic   Wholesales electronic       300.0        0.6     N/A     N/A
                                                 Services             components
11/27/96        Bell Industries, Inc.            Milgray Electronics, Wholesales electronic       135.2        0.5     7.8     8.1
                                                 Inc.                 parts and equipment
9/10/96         W.W. Grainger, Inc.              Acklands Ltd. -      Wholesales industrial       289.3        0.9     N/A    12.8
                                                 Industrial supply    supplies
2/28/96         Windmere Corp.                   Salton/Maxim         Wholesales electrical        53.4        0.6     7.2    10.2
                                                 Housewares Inc.      appliances
8/31/95         Bell Industries, Inc.            Sterling Electronics Wholesales electronic       152.1        0.5     8.3     8.8
                                                 Corp.                component, mfg. other
                                                                      products
3/28/95         Consolidated Electrical          Guillevin Interna-   Wholesale distributor       107.8        0.3     7.5     9.6
                Distributors Ltd.                tional Inc.          of electrical construction
                                                                      materials
Median                                                                                                         0.6x    7.8x    9.9x

Firm value range                                                                                                       $480 -  $630

Implied equity value per share(2)                                                                                    $17.60 - $23.20

JPMorgan        (1)  Based on LTM Financials
                (2) Adjusted to reflect the sale of the Utility division, an impact of $1.04 per share
                Note: All deals were completed on a friendly basis except for
                      Wyle Electronics (pending/friendly) and Sterling Electronics Corp. (withdrawn/unsolicited)
                Source: Securities Data Company

             AGENDA
             ------------------------------------------


             . Valuation summary

             . Valuation of Rexel

               - Discounted cash flow analysis

               - Comparable trading analysis

               - Comparable transaction analysis

             ------------------------------------------
             . Stock price performance of  Rexel
             ------------------------------------------

             . Review of selected minority transactions




 JPMorgan

REXEL PRICE PERFORMANCE OVER THE PAST YEAR AND POST ANNOUNCEMENT
--------------------------------------------------------------------------------


PAST YEAR PERFORMANCE                          POST-ANNOUNCEMENT(1)

           [Chart Appears Here]                    [Chart Appears Here]





          1 Transaction announced August 29, 1997
          Note:  as of October 8, 1997

JPMorgan

REXEL TRADING VOLUME AT VARIOUS PRICES PRE- AND POST-ANNOUNCEMENT
--------------------------------------------------------------------------------


LAST 12 MONTHS PRE-ANNOUNCEMENT                  POST-ANNOUNCEMENT

0-13     0.0%                                   20.50-20.75      0.0%
13-14    5.4%                                   20.75-21.00     11.7%
14-15   20.7%                                   21.00-21.25     85.6%
15-16   10.5%                                   21.25-21.50      0.8%
16-17   10.6%                                   21.50-21.75      1.8%
17-18   21.0%                                   21.75-22.00      0.9%
18-19   27.1%
19-20    2.6%
20-21    2.1%


    Total shares traded: 10.62                  Total shares traded: 2.07
    Percent of float: 82.3%                     Percent of float: 16.1%



Note: (i)  Total float is 12.9 million shares (49.4% of total shares outstanding)
      (ii) As of October 8, 1997
Source: Tradeline

JPMorgan

              AGENDA
              ------------------------------------------


              .  Valuation summary

              .  Valuation of Rexel

                 - Discounted cash flow analysis

                 - Comparable trading analysis

                 - Comparable transaction analysis


              . Stock price performance of Rexel

              ------------------------------------------
              . Review of selected minority transactions
              ------------------------------------------





 JPMorgan

               J.P. Morgan has reviewed minority interest transactions
================================================================================

                                                                                             % of      Deal
Date       Date                                                                            shares     value  Final bid Initial bid
announced  effective       Acquiror name           Target name                           acquired    ($MMM)  premium(1) premium(1)
----------------------------------------------------------------------------------------------------------------------------------
Jun-97     08/19          Rhone-Poulenc S.A.       Rhone-Poulenc Rorer                      31.9%   $4,250.0   22.8%     16.5%
Jun-97     Pending        Waste Management         Wheelabrator Technologies                33.0       780.0    N/A      16.5
May-97     Pending        Enron Corp               Enron Global Power & Pipelines           48.0       403.9    N/A       7.6
May-97     Pending        St. Joe Paper Co         Florida East Coast Inds Inc              46.0       428.4    N/A      16.6
Dec-96     07/97          Allmerica Financial Corp Allmerica Property & Casualty            40.5       798.6   13.8       0.0
Aug-95     01/96          Berkshire Hathaway Inc   GEICO Corp (Berkshire Hathaway)          49.0     2,347.0   23.1        N/A
Ju1-95     12/95          COBE Laboratories
                          (Gambro AB)              REN Corp-USA (COBE Labs Inc)             47.0       177.7   20.3        N/A
Apr-95     10/95          McCaw Cellular Commun
                          (AT&T)                   LIN Bdcstg (McCaw Cellular)              48.0     3,323.4   19.7        N/A
Nov-92     05/93          Rust International Inc   Brand Cos Inc                            44.0       185.0   13.6        N/A
Aug-92     12/92          Leucadia National Corp   PHLCORP Inc                              36.9       139.9   15.2        N/A
May-91     12/91          Tele-Communications Inc  United Artists Entertainment             46.0     1,189.0   22.2        N/A
Feb-91     07/91          BHP Hldgs (USA) Inc
                          (Broken Hill)            Hamilton Oil Corp                        48.3       524.3   21.2        N/A
Jan-91     07/91          Murphy Oil Corp          Ocean Drilling & Exploration             39.0       391.8   24.1        N/A
Jul-90     10/90          Renault Vehicles
                          Industrials              Mack Trucks Inc                          40.0       103.7   19.0        N/A

Median                                                                                                         19.4%       l6.5%

1 Premium based on bid price relative to share price one week before the acquisition announcement
Note: Selected deals have the following characteristics: (i) deal value above
      $100MM; (ii) acquiror owned 50%-67% of the target before the transaction;
      (iii) target is a U.S. public company; (iv) all transactions were friendly except for Murphy Oil Corp.'s acquisition of Ocean Drilling & Exploration
Source: Securities Data Company

JPMorgan

RHONE-POULENC S.A. - RHONE-POULENC RORER ("RPR")
--------------------------------------------------------------------------------

INITIAL OFFER:
June 26, 1997; acquisition of the remaining 31.9%     RPR:  ONE-YEAR STOCK PRICE
stake in RPR for $92 a share, 100% cash.                 [CHART APPEARS HERE]
Rhone-Poulenc S.A. was constrained from taking formal action until after 7/31/97, under the terms of the acquisition agreement negotiated with RPR in 1990.

Total equity value of approximately $4.03 billion

INITIAL PREMIUMS:
1 week - 16.5%; 1 month - 20.3%; 30 day average - 18.8%

REACTION:
RPR stock closed on the day of the announcement at $91.00 per share

After the announcement S&P placed both Rhone-Poulenc S.A.
and RPR on Credit Watch with negative implications

RPR's board formed an Independent Special Committee to review a potential formal proposal (7/2/97)

RPR announced retention of legal advisors and an investment bank to evaluate proposal (7/31/97)


FINAL OFFER:
Rhone-Poulenc S.A. increased offer to $97 cash tender offer (8/19/97)

Total equity value of approximately $4.25 billion

Independent Special Committee unanimously endorses
$97 cash tender offer (8/19/97)

RPR Board of Directors approves $97 offer and signs definitive agreement. The agreement stipulates that any shares not acquired in the offer will be acquired in a second step merger at the same price. The offer will commence within 5 business days (8/19/97)


FINAL PREMIUMS:
1 week - 22.8%; 1 month - 26.8%; 30 day average - 25.2%


Note:  RPR closing price of $96.06 on August 21, 1997

JPMorgan

WASTE MANAGEMENT - WHEELABRATOR TECHNOLOGIES ("WTI")
--------------------------------------------------------------------------------


INITIAL OFFER:
June 20, 1997; acquisition of the remaining 33%      WTI:  ONE-YEAR STOCK PRICE
stake in WTI for $15 a share, 100% cash                   [CHART APPEARS HERE]

Total equity value of approximately $780 million


IMPLIED PREMIUMS:
1 week - 16.5%; 1 month - 17.7%; 30 day average -
16.3%


REACTION:
WTI stock closed at $15.75 on the day of the announcement (has not traded below $15 since announcement)

WTI appointed a Special Committee of independent directors to evaluate the offer

After the announcement both S&P (6/30/97) and Moody's (6/23/97) downgraded Waste Management's rating, citing increased risk and leverage from the pending WTI acquisition

WTI shareholders sued to block the acquisition, indicating the offer was not adequate (7/1/97)

Analysts are quoted indicating that they would not be surprised by an increase of at least 10%
to the original offer of $15 per share (7/3/97)


FINAL OFFER:
Pending




JPMorgan        Note:  August 21, 1997 closing price of WTI was $15.63 per share

ALLMERICA FINANCIAL - ALLMERICA PROPERTY & CASUALTY ("APY")
--------------------------------------------------------------------------------

INITIAL OFFER:
Dec. 17, 1996; acquisition of remaining 40.5% stake   APY: ONE-YEAR STOCK PRICE
in APY for approximately $29 per share(1) comprised     [CHART APPEARS HERE]
of either; (i) $16.59 in cash and 0.385 shares of Allmerica Financial common stock or; (ii) 100% cash or 100% stock

Total equity value of 701.8 million


INIITAL PREMIUMS:
1 week - 0.0%; 1 month - (1.3%); 30 day average - (0.0%)


REACTION:
APY stock closed on the day of the announcement at $30.13 per share

APY appointed a special committee of independent directors to evaluate the proposal


FINAL OFFER:
Definitive agreement reached Feb. 19, 1997 for approximately $33 per share (13.8% premium to the initial offer) comprised of either; i) $17.60 cash and 0.40 shares of Allmerica Financial, with a collar of $32-$34 per share or ii) $33 in cash or 0.857 shares of Allmerica Financial common for each share of Allmerica Property

Total closing equity value of approximately $851.0 million

The increased purchase price was negotiated after dissident shareholders appealed the offer in Delaware court

Transaction was completed July 17, 1997


FINAL PREMIUMS:
1 week - 13.8%; 1 month - 15.3%; 30 day average -
14.3%


(1) Based on the 30-day average closing price for Allmerica Financial common stock
Note: On July 17, 1997, Allmerica Property Stock closed at $35.125 per share which is comprised of $17.60 cash per share plus 0.40 multiplied by Allmerica Financial closing price of $43.813 per share

JPMorgan

ENRON CORP. - ENRON GLOBAL POWER & PIPELINES ("EPP")
--------------------------------------------------------------------------------

INITIAL OFFER:
May 14, 1997; acquisition of remaining 48.0% stake    EPP: ONE-YEAR STOCK PRICE
in EPP for $32 per share, 100% cash                     [CHART APPEARS HERE]

Total equity vale of $403.9 million


IMPLIED PREMIUMS:
1 week - 7.6%; 1 month - 14.3%, 30 day average -
10.1%


REACTION:
EPP stock closed at $32.38 on the day of the announcement

EPP appointed an oversight committee to review the offer, which was expected to take several weeks

Analyst Carl Kirst of Jeffries & Co. indicated he anticipated a revised offer of $33-$34 per share


FINAL OFFER:
Pending


Note: August 21, 1997 closing price of EPP was $34.44


JPMorgan
                                                                              21

ST. JOE PAPER - FLORIDA EAST COAST ("FLA")
--------------------------------------------------------------------------------

INITIAL OFFER:
May 5, 1997; acquisition of remaining 46.0%      FLA: ONE-YEAR STOCK PRICE
stake in FLA for $102 per share, 100% cash         [CHART APPEARS HERE]

Total equity value of $428.4 million


IMPLIED PREMIUMS:
1 week - 16.6%; 1 month - 9.7%; 30 day average
- 11.1%


REACTION:
FLA stock closed at $107.88 on the day of the announcement, up $19.13, reflecting that market's view that the stock was undervalued


FINAL OFFER:
Pending





Note: August 21, 1997 closing price of FLA was $111.75


JPMorgan
                                                                              22